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Exhibit 5.5

May 8, 2006

AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

  Re:
  Registration Statement on Form S-1 relating to $325,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2016, $250,000,000 aggregate principal amount of 8?% Senior Notes due 2012, $205,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010, $212,811,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011, $175,000,000 aggregate principal amount of 9?% Senior Subordinated Notes due 2012 and $300,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2014

Ladies and Gentlemen:

        We have acted as local corporate counsel to the entities listed on Schedule I (each a "Guarantor and collectively, the "Guarantors") in connection with the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the "Commission") on May 9, 2006 (as amended, the "Registration Statement") by AMC Entertainment Inc., a Delaware corporation (the "Company"), for the purpose of providing "market-making" prospectuses for the Company's outstanding (i) $325,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2016 (the "2016 Notes"), (ii) $250,000,000 aggregate principal amount of 8 5/8% Senior Notes due 2012 (the "Fixed Rate Notes"), (iii) $205,000,000 aggregate principal amount of Senior Floating Rate Notes due 2010 (the "Floating Rate Notes"), (iv) $212,811,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011 (the "2011 Notes"), (v) $175,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2012 (the "2012 Notes") and (vi) $300,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2014 (the "2014 Notes" and, together with the 2016 Notes, the Fixed Rate Notes, the Floating Rate Notes, the 2011 Notes and the 2012 Notes, the "Notes") and the guarantees of the Notes (the "Guarantees") by the Guarantors under the Securities Act of 1933, as amended (the "Act"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the enforceability of the Guarantees.

        The 2016 Notes and related Guarantees were issued pursuant to an indenture, dated as of January 26, 2006, as supplemented by the First Supplemental Indenture, dated as of April 20, 2006 (the "2016 Notes Indenture"), among the Company, the guarantors party therein and HSBC Bank, National Association, as Trustee (the "Trustee"). The Fixed Rate Notes and the Floating Rate Notes and the related Guarantees were issued pursuant to two indentures, each dated as of August 18, 2004, each as supplemented by a First Supplemental Indenture, dated as of December 23, 2004, a Second Supplemental Indenture, dated as of January 26, 2006, and a Third Supplemental Indenture, dated as of April 20, 2006 (the "Fixed Rate Notes Indenture" and the "Floating Rate Notes Indenture"), among the Company, the guarantors party thereto and the Trustee. The 2011 Notes and the related Guarantees were issued pursuant to an indenture, dated as of January 27, 1999, as supplemented by the First Supplemental Indenture, dated as of March 29, 2002, the Second Supplemental Indenture, dated as of December 23, 2004, the Third Supplemental Indenture, dated as of January 26, 2006, and the Fourth Supplemental Indenture, dated as of April 20, 2006 (the "2011 Notes Indenture"), among the Company, the guarantors party thereto and the Trustee. The 2012 Notes and the related Guarantees were issued pursuant to an indenture, dated as of January 16, 2002, as supplemented by the First Supplemental Indenture, dated as of December 23, 2004, the Second Supplemental Indenture, dated as of January 26, 2006, and the Third Supplemental Indenture, dated as of April 20, 2006 (the "2012 Notes Indenture"), among the Company, the guarantors party thereto and the Trustee. The 2014 Notes and the related Guarantees were issued pursuant to an indenture, dated as of February 24, 2004, as supplemented by the First Supplemental Indenture, dated as of December 23, 2004, the Second

Supplemental Indenture, dated as of January 26, 2006, and the Third Supplemental Indenture, dated as of April 20, 2006 (the "2014 Notes Indenture" and, together with the 2016 Notes Indenture, the Fixed Rate Notes Indenture, the Floating Rate Notes Indenture, the 2011 Notes Indenture and the 2012 Notes Indenture, the "Indentures"), among the Company, the guarantors party thereto and the Trustee.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company, public officials and others as to factual matters without having independently verified such factual matters. We have examined, among other things, the following:

  (a)
  the Indentures;

  (b)
  the form of the Notes;

  (c)
  the form of the Guarantees; and

  (d)
  the Registration Statement.

        In reaching the opinions set forth below, we have assumed that each person executing any instrument, document or agreement on behalf of any party (other than a Guarantor) is duly authorized to do so; each natural person executing any instrument, document or agreement is legally competent to do so; all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents are genuine; and all public records reviewed or relied upon by us or on our behalf are true and complete.

        Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

  1.
  Each Guarantor is validly existing as a corporation in good standing under the laws of the state of its incorporation as shown on Schedule I.

  2.
  The Indentures have been duly authorized and executed by each Guarantor.

  3.
  Each Guarantee has been duly authorized for issuance by the related Guarantor.

        With your consent, we have assumed (a) that the Indentures have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the Trustee, enforceable against it in accordance with their terms, and (b) that the status of the Indentures, the Notes and the Guarantees as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

        The foregoing opinion is limited to the substantive laws of the States of Maryland and New Jersey and the Commonwealths of Pennsylvania and Virginia, and we do not express any opinion herein concerning any other law.

        We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Guarantees. We also consent to the identification of our firm as local counsel to the Guarantors identified on Schedule I in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act. Latham &

Watkins LLP may rely on this opinion in rendering their opinion to you with respect to the validity and enforceability of the Guarantees for inclusion as an exhibit to the Registration Statement.

Very truly yours,
/s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP

SCHEDULE I

Maryland Subsidiaries:

Loews Baltimore Cinemas, Inc.
Loews Centerpark Cinemas, Inc.

New Jersey Subsidiaries:

Brick Plaza Cinemas, Inc.
Jersey Garden Cinemas, Inc.
Loews East Hanover Cinemas, Inc.
Loews Freehold Mall Cinemas, Inc.
Loews Meadowland Cinemas, Inc.
Loews Meadowland Cinemas 8, Inc.
Loews Mountainside Cinemas, Inc.
Loews New Jersey Cinemas, Inc.
Loews Newark Cinemas, Inc.
Loews Ridgefield Park Cinemas, Inc.
Loews Toms River Cinemas, Inc.
Loews West Long Branch Cinemas, Inc.
Loews-Hartz Music Makers Theatres, Inc.
Music Makers Theatres, Inc.
New Brunswick Cinemas, Inc.
Parsipanny Theatre Corp.
Red Bank Theatre Corporation
White Marsh Cinemas, Inc.

Pennsylvania Subsidiaries:

Loews Montgomery Cinemas, Inc.
Stroud Mall Cinemas, Inc.

Virginia Subsidiaries:

Loews Cineplex Entertainment Gift Card Corporation
Loews Pentagon City Cinemas, Inc.

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SCHEDULE I